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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 7, 2017

DOYEN ELEMENTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	024-10707	47-5326352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1880 Office Club Pointe Suite 1240

Colorado Springs CO 80920

Registrant’s telephone number, including area code (800) 511-5925

20511 Abbey Drive Frankfort, Illinois 60423

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [  ]

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information included in this Form 8-K may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). This information may involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and which describe the Company’s future plans, strategies, and expectations, are generally identifiable by use of the words “may”, “will”, “should”, “expect”, “anticipate”, estimate”, “believe”, “intend” or “project”, or the negative of these words or other variations on these words or comparable terminology. These forward-looking statements are based on assumptions that may be incorrect, and there can be no assurance that any projections included in these forward-looking statements will come to pass. The Company’s actual results could differ materially from those expressed or implied by the forward-looking statements as a result of various factors. Except as required by applicable laws, the Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On November 3, 2017, Geoffrey Thompson resigned as an Officer and Director of the Registrant, and pursuant to the Retirement Agreement entered into between the Registrant and Mr. Thompson, a total of 16,000,000 shares of Common Stock of the Registrant previously issued to Mr. Thompson were returned to the Registrant and cancelled. As a result of this transaction, Mr. Thompson or his nominees now own or control 2,000,000 shares of Common Stock, representing 11.7% of the 17,024,229 shares of Common Stock now issued and outstanding. A copy of Mr. Thompson’s Retirement Agreement is annexed hereto as Exhibit 99.3.

On November 6, 2017, the Registrant entered into an Amended Employment Agreement with Cynthia Boerum, pursuant to which Ms. Boerum was issued 2,000,000 shares of Common Stock of the Registrant. As a result of this transaction, Ms. Boerum presently owns or controls 11,000,000 shares of Common Stock of the Registrant, representing 64.6% of the shares of Common Stock now issued and outstanding. A copy of the Amended Employment Agreement is annexed hereto as Exhibit 99.4.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On November 3, 2017, Geoffrey Thompson resigned as a Director, President, and Chief Executive Officer of the Registrant. The resignation was for personal business reasons and not as a result of any dispute with the Registrant, its financial statements, or its reports as filed with the U.S. Securities and Exchange Commission. Mr. Thompson did not wish to provide any statement which would be required to be included in this filing. A copy of the Retirement Agreement entered into between the Registrant and Mr. Thompson is annexed hereto as Exhibit 99.3.

On November 6, 2017, the Board of Directors appointed Cynthia Boerum as Chairman and Chief Executive Officer and Chief Financial Officer of the Registrant, and elected Ronald P. Van Jr and David DiPaolo as Directors of the Registrant to serve until the next Annual Meeting of Shareholders. On the same date, the Registrant entered into an Amended Employment Agreement with Cynthia Boerum, the principal terms of which are as follows:

Ms Boerum will hold the above position for 3 years with automatic renewal, base salary of $350,000 and issuance of an additional 2 million common shares, totaling 11 million.

On November 6, 2017, the Board of Directors appointed Jeff Hranicka as Chief Operating Officer of the Registrant. On the same date, the Registrant entered into an Employment Agreement with Jeff Hranicka, the principal terms of which are as follows:

Mr. Hranicka has been appointed the COO with a base salary of $150,000 and issuance of 2 million common shares.

A copy of the Amended Employment Agreement is annexed hereto at Exhibit 99.4. Biographical information of the new Directors is annexed hereto as Exhibit 99.5. Employment Agreement Jeff Hranicka is annexed hereto as Exhibit 99.6.

Item 9.01 EXHIBITS.

99.3	Mr. Thompson Retirement Agreement November 3, 2017
99.4	Amended Employment Agreement Boerum November 6, 2017
99.5	Biographical Information of the New Directors
99.6	Employment Agreement Jeff Hranicka November 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: NOVEMBER 7, 2017

DOYEN ELEMENTS, INC. [Registrant]

By:	/s/ Cynthia Boerum
Cynthia Boerum, Chairman, Chief Executive Officer and Chief Financial Officer